                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K/A



                      AMENDMENT TO FORM 8-K CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                AMENDMENT NO. 1

      Date of Report (date of earliest event reported): December 30, 1997

                              Segue Software, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)


      Delaware                           0-27794             95-4188982
-------------------------------------------------------------------------------
  (Sate or Other Jurisdiction       (Commission File      (I.R.S. Employer
     of Incorporation)                   Number)          Identification No.)

1320 Centre Street, Newton Centre, Massachusetts                02159
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code    (617) 796-1000
                                                     ---------------------------

ITEM 7. Financial Statements, Pro Forma Information and Exhibits

(a) Financial Statements of Businesses Acquired
-----------------------------------------------

This item is amended to include the following:

I. SQLBench International, Inc.
(i) Report of Independent Accountants
(ii) Balance Sheets as of December 31, 1996 and September 30, 1997 (unaudited)
(iii) Statements of Operations for the period from October 22, 1996 (date of inception) to December 31, 1996 and for the nine months ended September 30, 1997 (unaudited)
(iv) Statements of Cash Flows for the period from October 22, 1996 (date of inception) to December 31, 1996 and for the nine months ended September 30, 1997 (unaudited)
(v) Statements of Stockholders' Equity for the period from October 22, 1996 (date of inception) to December 31, 1996 and for the nine months ended September 30, 1997 (unaudited)
(vi) Notes to Financial Statements

II. ARC Dr. Ambichl & Dr. Reindl OEG
(i) Report of Independent Accountants
(ii) Balance Sheet as of December 31, 1996 and September 30, 1997 (unaudited)
(iii) Statement of Operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 and 1996 (unaudited)
(iv) Statement of Cash Flows for the year ended December 31, 1996 and for the nine months ended September 30, 1997 and 1996 (unaudited)
(v) Statement of Changes in Partners' Capital for the year ended December 31, 1996 and for the nine months ended September 30, 1997 (unaudited)
(vi) Notes to Financial Statements

(b) Pro Forma Financial Information
-----------------------------------

This item is amended to include the following:

I. Segue Software, Inc.
(i) Introductory Information
(ii) Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997
(iii) Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1997
(iv) Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996
(v) Notes to Unaudited Pro Forma Consolidated Financial Statements

(c) Exhibits
------------

See Exhibit Index attached hereto.

                         SQLBENCH INTERNATIONAL, INC.

                             FINANCIAL STATEMENTS

            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)

          AND FOR THE PERIOD FROM OCTOBER 22, 1996 (DATE OF INCEPTION)

                             TO DECEMBER 31, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Stockholders of SQLBench International, Inc.:

We have audited the accompanying balance sheet of SQLBench International, Inc. as of December 31, 1996 and the related statements of operations, cash flows, and stockholders' equity (deficit) for the period from October 22, 1996 (date of inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SQLBench International, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the period from October 22, 1996 (date of inception) to December 31, 1996 in conformity with generally accepted accounting principles.



                                            /s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts
March 13, 1998

                          SQLBENCH INTERNATIONAL, INC.

                                 BALANCE SHEETS

              September 30, 1997 (unaudited) and December 31, 1996


                                             UNAUDITED
                   ASSETS                       1997      1996
                                             ---------  --------

Current assets:
 Cash and cash equivalents                    $115,204  $  1,000
 Accounts receivable                           284,196   101,915
 Prepaid expenses                                1,409      -
 Other current assets                            3,883      -
                                              --------  --------

     Total current assets                      404,692   102,915

Property and equipment, net (Note C)            20,377      -
Other assets, net                                  417       493
                                              --------  --------

      Total assets                            $425,486  $103,408
                                              ========  ========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                             $ 24,939  $ 53,627
 Accrued expenses                              140,284    10,009
 Accrued royalties (Note E)                    123,000    50,000
                                              --------  --------

     Total current liabilities                 288,223   113,636
                                              --------  --------

 Stockholders' equity:
 Common stock, $.10 par value, 1,000,000
   shares authorized, 10,000 shares issued
   and outstanding                               1,000     1,000
 Retained earnings (accumulated deficit)       136,263   (11,228)
                                              --------  --------

   Total stockholders' equity (deficit)        137,263   (10,228)
                                              --------  --------

      Total liabilities and stockholders'
        equity                                $425,486  $103,408
                                              ========  ========


    The accompanying notes are an integral part of the financial statements.

                          SQLBENCH INTERNATIONAL, INC.

                            STATEMENTS OF OPERATIONS

for the nine months ended September 30, 1997 (unaudited) and for the period from
           October 22, 1996 (date of inception) to December 31, 1996


                                                  UNAUDITED
                                                     1997       1996
                                                  ---------  ----------

Revenues                                           $730,330   $100,000

Cost of revenues                                    362,822     50,000
                                                   --------   --------

Gross profit                                        367,508     50,000

Selling, general and administrative expenses        132,147     61,228
                                                   --------   --------

Operating profit (loss)                             235,361    (11,228)

Interest income                                       2,528       -
                                                   --------   --------

Income (loss) before provision for income taxes     237,889    (11,228)

Income tax expense                                   90,398       -
                                                   --------   --------

Net income (loss)                                  $147,491   $(11,228)
                                                   ========   ========


    The accompanying notes are an integral part of the financial statements.

                          SQLBENCH INTERNATIONAL, INC.

                            STATEMENTS OF CASH FLOWS

          for the nine months ended September 30, 1997 (unaudited) and for the period from October 22, 1996 (date of inception)
                              to December 31, 1996


                                                         UNAUDITED
                                                            1997        1996
                                                         ----------  ----------

Cash flows from operating activities:
 Net income (loss)                                       $ 147,491   $ (11,228)
 Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
  Depreciation and amortization                              2,875          17
  Changes in operating assets and liabilities:
   (Increase) in accounts receivable                      (182,281)   (101,915)
   (Increase) in prepaid expenses                           (1,409)       -
   (Increase) in other current assets                       (3,883)       -
   (Increase) in other assets                                 -           (510)
   Increase (decrease) in accounts payable                 (28,688)     53,627
   Increase in accrued expenses and royalties              203,275      60,009
                                                         ---------   ---------

     Net cash provided by operating activities             137,380        -
                                                         ---------   ---------

Cash flows from investing activities:
 Purchases of property and equipment                       (23,176)       -
                                                         ---------   ---------

     Net cash used in investing activities                 (23,176)       -
                                                         ---------   ---------

Cash flows from financing activities:
 Proceeds from issuance of common stock                       -          1,000
                                                         ---------   ---------

     Net cash provided by financing activities                -          1,000
                                                         ---------   ---------

Net increase in cash and cash equivalents                  114,204       1,000

Cash and cash equivalents at beginning of period             1,000        -
                                                         ---------   ---------

Cash and cash equivalents at end of period               $ 115,204   $   1,000
                                                         =========   =========


    The accompanying notes are an integral part of the financial statements.

                          SQLBENCH INTERNATIONAL, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

          for the nine months ended September 30, 1997 (unaudited) and for the period from October 22, 1996 (date of inception)
                              to December 31, 1996



                                                                RETAINED
                                                                EARNINGS          TOTAL
                                        COMMON STOCK          (ACCUMULATED     STOCKHOLDERS'
                                    SHARES      PAR VALUE       DEFICIT)     EQUITY (DEFICIT)
                                 ------------  ------------  --------------  ----------------

Issuance of common stock               10,000        $1,000                         $  1,000

Net loss                                                          $(11,228)          (11,228)
                                       ------        ------  -------------   ---------------

Balance at December 31, 1996           10,000         1,000        (11,228)          (10,228)

Net income                                                         147,491           147,491
                                       ------        ------  -------------   ---------------

Balance at September 30, 1997          10,000        $1,000       $136,263          $137,263
                                       ======        ======  =============   ===============




    The accompanying notes are an integral part of the financial statements.

                          SQLBENCH INTERNATIONAL, INC.

                         NOTES TO FINANCIAL STATEMENTS


A.  NATURE OF BUSINESS:
    ------------------

    SQLBench International, Inc. (the "Company") was incorporated in Georgia on October 22, 1996. The Company markets and distributes automated load testing software under a license and distribution agreement with ARC - Dr. Ambichl & Dr. Reindl Communications GmbH (formerly named ARC Dr. Ambichl & Dr. Reindl
    OEG) ("ARC"). ARC is located in Austria and develops, supports, and markets automated testing software (see Note E).



B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to provide estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RISKS AND UNCERTAINTIES

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of money market funds and accounts receivable. The Company maintains substantially all of its money market funds with one commercial bank. In addition, substantially all of the Company's revenues were derived from a software license agreement with Segue Software, Inc. ("Segue") (see Note E).

    ORGANIZATION COSTS

    Organization costs are recorded at cost and are amortized using the straight-line method over a five-year period.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using an accelerated method over the estimated useful lives of the assets, typically five to seven years.

    Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the assets and related allowances for depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in income.

    CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with a maturity of ninety days or less at acquisition to be cash equivalents.


                                   Continued

                         SQLBENCH INTERNATIONAL, INC.

    REVENUE RECOGNITION

    Revenue from software license agreements is recognized as payments become due, assuming collection is probable and no significant obligations remain.


C.  PROPERTY AND EQUIPMENT:
    -----------------------

    Property and equipment consisted of the following at September 30, 1997:

     Computer and equipment             $16,330
     Furniture and fixtures               6,846
                                        -------
                                         23,176
     Less: accumulated depreciation      (2,799)
                                        -------
                                        $20,377
                                        =======

    Depreciation expense amounted to $2,799 for the nine months ended September 30, 1997.


D.  FEDERAL AND STATE INCOME TAXES:
    ------------------------------

    No provision for income taxes was recorded in 1996 as the Company incurred a net loss. For the nine months ended September 30, 1997, income taxes have been provided based on the estimated federal and state income tax rates for the full fiscal year.

E.  SOFTWARE LICENSE AGREEMENTS:
    ---------------------------

    In November 1996, the Company entered into a software license agreement with Segue whereby the Company agreed to license SQLBench software to Segue for the purposes of marketing and distribution. Under the terms of the agreement, the Company would be paid $1,000,000 in software license royalties through December 31, 1997.

    In November 1996, the Company entered into a license and distribution agreement with ARC whereby ARC agreed to grant the Company an exclusive right to license and distribute its SQLBench software to third parties in North America, Latin America and Asia. Under the terms of the agreement, the Company is required to pay ARC 50% of the revenues earned on sales of the related software. For the nine months ended September 30, 1997 and for the period from October 22, 1996 (date of inception) through December 31, 1996, the Company recognized royalty expense of $350,000 and $50,000, respectively, which is included in cost of revenues, pursuant to this agreement.


                                   Continued

                         SQLBENCH INTERNATIONAL, INC.

F.  SUBSEQUENT EVENT:
    ----------------

    On December 30, 1997, the Company was acquired by Segue for $696,200 in cash paid upon closing of the acquisition, a subordinated promissory note in the principal amount of $696,200 payable over three years, and 143,885 shares of Segue common stock. In addition, the Company refunded to Segue $630,000 of software license royalties paid under the software license agreement with Segue.

                       ARC DR. AMBICHL & DR. REINDL OEG

                             FINANCIAL STATEMENTS

           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED),

                     THE YEAR ENDED DECEMBER 31, 1996 AND

            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

Report of Independent Accountants

To the Board of Directors and Shareholders
ARC Dr. Ambichl & Dr. Reindl OEG

We have audited the accompanying balance sheet of ARC Dr. Ambichl & Dr. Reindl OEG, as of December 31, 1996 and the related statements of operations, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements have been prepared in accordance with accounting principles generally accepted in Austria.

Scope

We conduct our audit in accordance with auditing standards generally accepted in Austria, which are substantially similar to those followed in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ARC Dr. Ambichl & Dr. Reindl OEG, as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in Austria.

Accounting principles generally accepted in Austria vary in certain respects from accounting principles generally accepted in the United States.


/s/ Coopers & Lybrand
INTER-TREUHAND GmbH
Wirtschaftspruefungs-und
Steuerberatungsgesellschaft


Linz, Austria
March 3, 1998

                       ARC DR. AMBICHL & DR. REINDL OEG

                                 BALANCE SHEET


                                             September
                                             30, 1997   December
                   ASSETS                   (unaudited) 31, 1996
                                             ---------  --------

Current assets:
 Cash and cash equivalents                    $277,146  $156,690
 Accounts receivable, trade                    207,418   107,505
 Inventories                                    12,494    17,516
 Prepaid expenses and other current assets       1,256     2,997
                                              --------  --------

     Total current assets                      498,314   284,708

Property, plant and equipment, net of
 accumulated depreciation                       12,239    10,093
                                              --------  --------

      Total assets                            $510,553  $294,801
                                              ========  ========

                   LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
 Accounts payable, trade                      $ 17,173  $ 37,788
 Accrued expenses                                4,423     5,760
 Other liabilities                              26,005    18,163
                                              --------  --------

     Total current liabilities                  47,601    61,711

Long-term debt                                  44,227    50,210
                                              --------  --------

     Total liabilities                          91,828   111,921

Partners' capital                              418,725   182,880
                                              --------  --------

      Total liabilities and partners'
        capital                               $510,553  $294,801
                                              ========  ========


    The accompanying notes are an integral part of the financial statements.

                       ARC DR. AMBICHL & DR. REINDL OEG

                            STATEMENT OF OPERATIONS


                                     Nine months                    Nine months
                                       ended                           ended
                                    September 30,     Year ended   September 30,
                                        1997         December 31,      1996
                                     (unaudited)         1996       (unaudited)
                                    ------------     ------------   ------------

Sales                               $   544,200      $   394,078    $   219,039
Costs of material                       133,330          102,901         88,251
Wages and Social Security costs          31,029           19,705         11,683
Depreciation                              5,674            5,762          4,369
Other operating expenses                 67,341           88,848         65,083
                                    -----------      -----------    -----------

Income from operations                  306,826          176,862         49,653

Interest income (net)                     2,373              317            241
                                    -----------      -----------    -----------

Net income                          $   309,199      $   177,179   $     49,894
                                    ===========      ===========   ============

    The accompanying notes are an integral part of the financial statements.

                       ARC DR. AMBICHL & DR. REINDL OEG

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL


Balance at January 1, 1996                                     $   86,542

Net income and changes of reserves                                184,851

Payments to owners                                                (71,091)

Translation difference and changes of reserves                    (17,422)
                                                               ----------

Balance at December 31, 1996                                      182,880

Net income                                                        309,199

Payments to owners                                                (44,357)

Translation difference                                            (28,997)
                                                               ----------

Balance at September 30, 1997 (unaudited)                      $  418,725
                                                               ==========


   The accompanying notes are an integral part of the financial statements.

                       ARC DR. AMBICHL & DR. REINDL OEG

                            STATEMENT  OF CASH FLOWS


                                                          For the                   For the
                                                         Nine Months    For the    Nine Months
                                                           ended          Year        ended
                                                          September      ended      September
                                                          30, 1997     December      30, 1996
                                                         (unaudited)    31, 1996   (unaudited)
                                                         -----------  -----------  -----------
Cash flow from operating activities:
 Net income                                              $ 309,199     $ 177,179    $  49,894
 Adjustments to reconcile net income to net
     cash provided by operating activities:
  Depreciation                                               5,674         5,762        4,369
  Changes in assets and liabilities:
   Accounts receivable and other current assets            (98,172)      (84,462)    (15,799)
   Inventories                                               5,022         3,260       1,279
   Other accruals                                           (1,337)        4,273         (92)
   Accounts payable-trade                                  (20,615)       29,463        (606)
   Other liabilities                                         7,842        (2,665)     10,275
                                                         ---------     ---------    --------

Net cash provided by operating activities                  207,613       132,810      49,320
                                                         ---------     ---------    --------

Cash flows from investing activities:
 Additions to property and equipment                        (8,668)       (6,386)     (2,483)
                                                         ---------     ---------    --------

Net cash used in investing activities                       (8,668)       (6,386)     (2,483)

Cash flows from financing activities:
 Payments                                                  (44,357)      (71,091)    (44,789)
                                                         ---------     ---------   ---------

Net cash used in financing activities                      (44,357)      (71,091)    (44,789)

Net increase in cash                                       154,588        55,333       2,048
                                                         ---------     ---------   ---------

Translation difference                                     (34,132)      (13,488)     (7,161)

Cash and cash equivalents at beginning of the year         156,690       114,845     114,845
                                                         ---------     ---------   ---------

Cash and cash equivalents, at end of period              $ 277,146     $ 156,690   $ 109,732
                                                         =========     =========   =========


    The accompanying notes are an integral part of the financial statements.

                       ARC DR. AMBICHL & DR. REINDL OEG

                         NOTES TO FINANCIAL STATEMENTS


1.  Partnership Organization:
    ------------------------

    ARC Dr. Ambichl & Dr. Reindl OEG (the "Partnership") was formed as an Austrian general partnership and changed its name to ARC Dr. Ambichl & Dr. Reindl Communication GmbH in 1997. The Partnership manufactures software and resells soft - and hardware. The Partnership conducts business with a geographic concentration in Austria and the United States of America. The Partnership is wholly-owned by Dr. Ernst Ambichl and Dr. Manfred Reindl.

2.  Summary of Significant Accounting Policies:
    ------------------------------------------

    Risks and Uncertainties

    The Partnership invests its cash primarily in deposits and with commercial banks. The Partnership has not experienced any losses to date on its invested cash.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Concentrations of Credit Risk

    Financial instruments which potentially subject the Partnership to concentrations of credit risk consist principally of trade receivables. The Partnership performs ongoing credit analysis for all existing customers, consisting primarily of companies in Austria.

    Cash and Cash Equivalents

    All highly liquid debt instruments purchased with an original maturity of three months or less are classified as cash and cash equivalents and approximate fair value.

    Inventories

    Inventories are carried at the lower of cost or market. Cost is determined under the first-in, first-out (FIFO) method.

                       ARC DR. AMBICHL & DR. REINDL OEG

    Property, Plant and Equipment

    Property, plant and equipment of the Partnership are recorded at cost. Depreciation is computed using the straight-line method calculated to amortize the cost of assets over the estimated useful lives. The useful lives used in determining depreciation are:

        Computer hardware                              4 years
        Furniture and fixtures                         8 years

    Expenditures for maintenance, repairs and minor improvements are expensed as incurred. When plant and equipment are retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

    Income Taxes

    Income taxes are not included in the financial statements since such taxes, if any are the responsibility of the individual partners.

    Revenue Recognition

    Sales and related costs are recorded by the Company upon shipment of products to customers. Revenues from software license agreements are recognized as payments become due, assuming collection is probable and no significant obligations remain.

    Cost of Sales

    Cost of sales includes direct manufacturing costs of materials.

3.  Inventories:
    -----------

    Inventories consist of the following:


                                                September 30,
                                                    1997         December 31,
                                                 (unaudited)        1996
                                                -------------    ------------

    Work in process                             $    12,494      $    13,237
    Finished goods                                   -                 4,279
                                                -------------    ------------
                                                $    12,494      $    17,516
                                                =============    ============


                                   Continued

                       ARC DR. AMBICHL & DR. REINDL OEG

4. Property, Plant and Equipment:
   ------------------------------

   Property, plant and equipment consist of the following:

                                                                  September 30,
                                                                      1997          December 31,
                                                                   (unaudited)          1996
                                                                 --------------    --------------
     Computer hardware and furniture and fixture                $        32,609   $        27,179

     Accumulated depreciation                                           (20,370)          (17,086)
                                                                 --------------    --------------

                                                                $        12,239   $        10,093
                                                                 ==============    ==============


   Depreciation expense was $5,674 and $5,762 for the nine months ended September 30, 1997 and for the year ended December 31, 1996, respectively.

5. Long-Term Debt:
   ---------------

   Long-term debt at December 31, 1996 consists of Unsecured notes, payable in one amount of $50,210 on March 1, 1999 (interest at 3.5%). Subsequent to September 30, 1997 the full amount has been paid.

6. Application of Generally Accepted Accounting Principles in the United States
   ----------------------------------------------------------------------------
   of America:
   -----------

   In certain circumstances accounting principles followed in the preparation of Austrian financial statements differ from those generally accepted in the United States of America. However, for ARC, net income and partners' capital determined in accordance with generally accepted accounting principles in Austria are not materially different than the net income and partners' capital determined in accordance with generally accepted accounting principles in the United States of America.

   Footnote disclosures in these financial statements are in accordance with generally accepted accounting principles in Austria and Austrian reporting requirements. These disclosures may vary from disclosures prepared in accordance with generally accepted accounting principles in the United States of America.


                                   Continued

                       ARC DR. AMBICHL & DR. REINDL OEG

7.  Subsequent Event:
    ----------------

    On December 30, 1997, certain assets including the SQLBench software product were acquired by Segue Software, Inc. for $3,718,800 in cash paid upon closing of the acquisition and a subordinated promissory note in the principal amount of $3,718,800. In addition, the Company refunded $388,000 of software license royalties paid under its license agreement with its distributor, SQLBench International, Inc.

                             SEGUE SOFTWARE, INC.


                        PRO FORMA FINANCIAL INFORMATION
                        -------------------------------


                              UNAUDITED PRO FORMA
                          CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997


                              UNAUDITED PRO FORMA
              CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE
                      MONTHS ENDED SEPTEMBER 30, 1997 AND
                     FOR THE YEAR ENDED DECEMBER 31, 1996

                             Segue Software, Inc.
                        Pro Forma Financial Information
                           Introductory Information


On December 30, 1997, Segue Software, Inc. ("Segue" or "the Company") acquired both SQLBench International, Inc. ("SQLBench") and ARC - Dr. Ambichl & Dr. Reindl Communication GmbH (formerly named ARC Dr. Ambichl & Dr. Reindl OEG) ("ARC"). Since the acquisition of each company was contingent upon both companies being acquired, the transaction was accounted for as a single business combination. The combined purchase had aggregate consideration of approximately $10.1 million, including transaction costs, and consisted of a combination of cash, promissory notes payable over three years and common stock. The purchase price was allocated to $1.0 million of completed technology and $9.1 million of purchased research and development which was recorded in the fourth quarter of fiscal 1997. The charge for purchased research and development is excluded from the accompanying unaudited pro forma statements of operations.

The unaudited pro forma consolidated balance sheet was prepared as if the acquisition had occurred on September 30, 1997. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 were prepared as if the acquisition had taken place as of January 1, 1996.

For purposes of presenting pro forma financial information, all transactions between the Company, SQLBench and ARC have been eliminated as if the acquisition had been consummated on the assumed effective date. The pro forma financial information reflects other adjustments that are directly attributable to the acquisition as described in the accompanying notes.

For the purposes of this presentation, certain pro forma adjustments have been made to the balance sheet and results of operations to provide information as to how the acquisition might have affected the financial position and statement of operations. This unaudited pro forma financial information does not purport to be indicative of the results of operations that would have been obtained if the operations had been combined as of the beginning of the period presented, and is not intended to be a projection of future results.

                              Segue Software, Inc.

                 Unaudited Pro Forma Consolidated Balance Sheet
                               September 30, 1997
                                 (in thousands)



                                                                                                  Pro Forma           Consolidated
Assets                                                      Segue       SQLBench       ARC       Adjustments            Pro Forma
                                                           -------     ----------     -----     -------------        --------------
Current assets:
  Cash and cash equivalents                                $16,851     $      115     $ 277     $      (4,415)(i)     $      12,436
                                                                                                         (392)(iii)
  Short-term investments                                    23,905             -         -                 -                 23,905
  Accounts receivable, net                                   3,453            285       208              (493)(iii)           3,453
  Other current assets                                       1,613              5        13              (899)(iii)             732
                                                           -------     ----------     -----     -------------         -------------
        Total current assets                                45,822            405       498            (6,199)               40,526

Property and equipment, net                                  2,312             20        12               (21)(ii)            2,323
Other assets                                                   310             -         -              1,006 (ii)            1,316
                                                           -------     ----------     -----     -------------         -------------
        Total assets                                       $48,444     $      425     $ 510     $      (5,214)               44,165
                                                           =======     ==========     =====     =============         =============
Liabilities and Stockholders' Equity

Current liabilities:
  Short-term notes payable                                      -              -         -      $         883 (i)     $        883
  Accounts payable                                         $   294     $       25     $  17               (42)(ii)             294
  Accrued compensation and benefits                            762             -         -                 -                   762
                                                                                                         (170)(ii)
  Accrued expenses                                             828            140        30               250 (ii)           1,078
  Deferred revenue                                           2,171             -         -                 -                 2,171
  Accrued royalties                                            667            123        -               (643)(iii)            147
                                                           -------     ----------     -----     -------------        -------------
        Total current liabilities                            4,722            288        47               278                5,335


Long-term notes payable                                         -              -         44               (44)(ii)
                                                                                                        3,532 (i)            3,532
Stockholders' equity:
  Common stock                                                  74              1        -                    (i)               75
  Partners capital                                              -              -        419              (419)(ii)              -
  Additional paid-in capital                                46,855             -         -              1,031 (i)           47,886
  Unearned compensation                                       (332)            -         -                 -                  (332)
                                                                                                         (497)(ii)
  Retained earnings (accumulated deficit)                   (2,875)           136        -             (9,095)(ii)         (12,331)
                                                           -------     ----------     -----     -------------       --------------
        Total stockholders' equity                          43,722            137       419            (8,980)              35,298
                                                           -------     ----------     -----     -------------       --------------
          Total liabilities and stockholders' equity       $48,444     $      425     $ 510     $      (5,214)      $       44,165
                                                           =======     ==========     =====     =============       ==============

                              Segue Software, Inc.

            Unaudited Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 1997
                     (in thousands, except per share data)

                                                                                          Pro Forma               Consolidated
                                                    Segue       SQLBench       ARC       Adjustments                Pro Forma
                                                   -------     ----------     -----     -------------            --------------

Revenue                                            $15,790      $     730      $544      $     (1,060)(iv)        $      16,004

                                                                                                  251 (i)
Cost of revenue                                      2,705            363       133              (513)(iv)                2,939
                                                   -------      ---------      ----      ------------             -------------
Gross margin                                        13,085            367       411              (798)                   13,065

Operating expenses:
  Sales and marketing                                8,406                                        132 (vi)                8,538
  Research and development                           3,665             -         -                104 (vi)                3,769
  General and administrative                         2,344            132       104              (236)(vi)                2,344
                                                   -------      ---------      ----      ------------             -------------
        Total operating expenses                    14,415            132       104                -                     14,651
                                                   -------      ---------      ----      ------------             -------------
Income (loss) from operations                       (1,330)           235       307              (798)                  (1,586)
Interest income, net                                 1,630              2         2              (463)(ii)/(iii)         1,171
                                                   -------      ---------      ----      ------------             -------------
Income (loss) before provision for income
  taxes                                                300            237       309            (1,261)                    (415)

Provision for income taxes                              56             90        -                (90)(v)                   56
                                                   -------      ---------      ----      ------------             -------------
Net income (loss)                                  $   244      $     147      $309      $     (1,171)            $       (471)

                                                   =======      =========      ====      ============             =============
Net income (loss) per share - basic                $   .03                                                        $       (.06)


Weighted average shares outstanding - basic          7,299                                                               7,443

Net income (loss) per share - diluted              $   .03                                                        $       (.06)


Weighted average shares outstanding - diluted        7,908                                                               7,443


                            See accompanying notes

                              Segue Software, Inc.

            Unaudited Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 1996
                     (in thousands, except per share data)


                                                                                         Pro Forma               Consolidated
                                                   Segue       SQLBench       ARC       Adjustments                Pro Forma
                                                  -------     ----------     -----     -------------            --------------
Revenue                                           $16,973      $     100      $394      $       (150)(iv)        $      17,317

                                                                                                 335 (i)
Cost of revenue                                     2,251             50       103               (56)(iv)                2,683
                                                  -------      ---------      ----      ------------             -------------
Gross margin                                       14,722             50       291              (429)                   14,634

Operating expenses:
  Sales and marketing                               8,500             -         -                 61 (vi)                8,561
  Research and development                          3,806             -         -                114 (vi)                3,920
  General and administrative                        2,546             61       114              (175)(vi)                2,546
                                                  -------      ---------      ----      ------------             -------------
        Total operating expenses                   14,852             61       114                -                     15,027
                                                  -------      ---------      ----      ------------             -------------
Income (loss) from operations                        (130)           (11)      177              (429)                    (393)

Litigation settlement                                (744)            -        -                  -                      (744)
Interest income, net                                1,535             -        -                (618)(ii)/(iii)           917
                                                  -------      ---------      ----      ------------             -------------
Income (loss) before provision for income taxes       661            (11)      177            (1,047)                    (220)

Provision for income taxes                             20             -         -                 -                        20
                                                  -------      ---------      ----      ------------             -------------
Net income (loss)                                 $   641      $     (11)     $177      $     (1,047)            $       (240)
                                                  =======      =========      ====      ============             =============
Net income (loss) per share - basic               $   .12                                                        $       (.04)


Weighted average shares outstanding - basic         5,364                                                               5,508

Net income (loss) per share - diluted             $   .08                                                        $       (.04)


Weighted average shares outstanding - diluted       7,689                                                               5,508



                            See accompanying notes

                              SEGUE SOFTWARE, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)


PRO FORMA ADJUSTMENTS

 a.) Balance Sheet:

       i.) Upon consummation of the transaction, the purchase price paid to the shareholders of SQLBench and ARC consisted of $4,415 paid in cash, $4,415 for promissory notes payable over three years, and 144 shares of common stock with certain restrictions valued at $1,032.

      ii.) The purchase price was allocated to $9,095 for purchased research and development which has been reflected as a charge to retained earnings, $11 of property and equipment and $1,006 of completed technology. Transaction costs of $250, have also been reflected as part of the purchase price. Partners' capital, retained earnings and assets and liabilities not acquired from SQLBench or ARC have been eliminated as a pro forma adjustment.

     iii.) Cash, accounts receivable, other current assets, accrued royalties and expenses and retained earnings have been adjusted to reflect the refund of prepaid royalties to Segue and to eliminate the related amounts for the various license agreements among Segue, SQLBench and ARC.

      iv.) The tax consequences of the charge for purchased research and development have been offset with a full valuation allowance due to the uncertainty of realization.


b.)  Statements of Operations:

       i.) Amortization expense for completed technology of $251 and $335 for the nine months ended September 30, 1997 and for the year ended December 31, 1996, respectively, has been recorded based upon an estimated three-year life.

      ii.) Interest expense of $281 and $375 for the nine months ended September 30, 1997 and for the year ended December 31, 1996, respectively, has been recorded related to the promissory rates using an assumed interest rate of 8.5%.

     iii.) Interest income has been reduced by $182 and $243 for the nine months ended September 30, 1997 and for the year ended December 31, 1996, respectively, to reflect the purchase price paid in cash using an assumed interest rate of 5.5%.

      iv.) Revenue and cost of revenue have been adjusted to reflect the elimination of all amounts recorded by Segue, SQLBench and ARC under the various software license agreements.

       v.) The tax provision has been adjusted to reflect the combined impact of the pro forma adjustments assuming no benefit for losses incurred.

                              SEGUE SOFTWARE, INC.

                                 (IN THOUSANDS)


      vi.) Certain reclassifications have been made to the operating expenses of SQLBench and ARC to reflect the classification based on Segue's historical presentation.

     vii.) The 144 shares of Segue common stock issued in the transaction have been assumed to be outstanding for all periods presented for purposes of determining the pro forma weighted-average shares outstanding.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SEGUE SOFTWARE, INC.



Dated: March 16, 1998             By: /s/ J. Jeffrey Bingenheimer
                                      -----------------------------
                                          J. Jeffrey Bingenheimer
                                          Chief Financial Officer

                                EXHIBIT INDEX

Exhibit
Number          Description
-------         -----------

 23.1           Consent of Coopers & Lybrand L.L.P.

 23.2           Consent of Coopers & Lybrand INTER-TREUHAND GmbH